Exhibit 10.2

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (“Agreement”) is made effective as of September 4, 2026 (the “Effective Date”) by and between XCF Global, Inc., a Delaware corporation (the “Company”) and Narrow Road Capital Ltd, a United Kingdom private limited company (“Narrow Road”).

WHEREAS, on May 1, 2025, the XCF Global Capital, Inc., the Company’s predecessor, and Narrow Road entered into that certain Promissory Note with a principal amount of $700,000 (the “Promissory Note”); and

WHEREAS, the parties hereto (the “Parties”) wish to terminate the Promissory Note and satisfy the entire amount outstanding due under the Promissory Note of $840,000 (the “Converted Amount”) as of the date hereof into 3,500,000 Class A common stock, par value $0.0001 (“Common Stock”), of the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Conversion. Notwithstanding anything to the contrary in the Promissory Note, the Parties hereby agree to immediately convert the entire Converted Amount, including all outstanding principal and accrued interest on the Promissory Note, as of the Effective Date, at a conversion price (the “Conversion Price”) of $0.24 per share, into 3,500,000 shares of Common Stock (the “Conversion Shares”) of the Company, in full satisfaction of all amounts, due, owing or outstanding under the Promissory Note, including all outstanding principal and accrued interest on the Promissory Note, as of the Effective Date.

2. Deliveries. Within three business days of the Effective Date, the Company shall deliver to Narrow Road a DRS statement representing 3,500,000 shares of Common Stock of the Company, and Narrow Road will deliver to the Company the Promissory Note for cancellation (the “Closing Date”).

3. Release of Liens. Effective as of the Effective Date, all security interests granted to Narrow Road are hereby terminated and Narrow Road agrees that the Company may file UCC-3 termination statements recording the release of all liens related to the Promissory Note.

3.1 Mutual Release. Effective as of the Closing Date, each Party, on behalf of itself and its respective affiliates, successors, assigns, officers, directors, managers, members, employees, agents, and representatives (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases, acquits, and forever discharges the other Party and its respective affiliates, successors, assigns, officers, directors, managers, members, employees, agents, and representatives (collectively, the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, liabilities, and expenses of every kind and nature, whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, at law or in equity, that any Releasing Party ever had, now has, or hereafter may have against any Released Party arising out of, relating to, or in connection with (a) the Promissory Note, (b) any prior assignment, transfer, or sale of the foregoing obligations, or (c) any facts, circumstances, transactions, or events occurring on or prior to the date hereof that relate in any way to the indebtedness converted pursuant to this Agreement (collectively, the “Released Claims”).

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Notwithstanding the foregoing, the Released Claims shall not include (i) any rights or obligations arising under this Agreement or any document delivered in connection herewith, (ii) any claims arising from fraud or willful misconduct, or (iii) any rights to enforce the representations and warranties set forth in Sections 4 and 5 of this Agreement, which shall survive in accordance with Section 6.10.

Each Party acknowledges that it may hereafter discover facts different from or in addition to those it now knows or believes to be true with respect to the Released Claims. Each Party expressly agrees that this release shall remain in full force and effect notwithstanding the discovery of any such different or additional facts. Each Party hereby assumes the risk of any mistake of fact or law, and agrees that this release shall not be subject to termination or rescission by reason of any such mistake.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Narrow Road as follows:

4.1 Authorization. All corporate action has been taken on the part of the Company necessary for the authorization, execution and delivery of this Agreement. This Agreement has been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

4.2 Offering. The Conversion Shares issued to Narrow Road pursuant to this Agreement are duly and validly issued, fully paid and non-assessable. Subject to Narrow Road’s representations contained herein, the offer, issuance and sale of Conversion Shares are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and all other all applicable federal and state securities laws.

4.3 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Certificate of Incorporation, Bylaws or other organizational documents (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company.

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5. Representations and Warranties of Narrow Road. Narrow Road hereby represents and warrants to the Company as follows:

5.1 Authorization. All action has been taken by Narrow Road necessary for the authorization, execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Narrow Road, and such execution and delivery constitutes the legal, valid and binding obligations of Narrow Road, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

5.2 Purchase Entirely for Own Account. Narrow Road is acquiring the Conversion Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Narrow Road does not have any present intention of selling, granting any participation in, or otherwise distributing the Conversion Shares.

5.3 Disclosure of Information. Narrow Road has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Conversion Shares with the Company’s management and have had an opportunity to review the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the financial statements and all risk factors contained therein. Narrow Road understands that its investment in the Conversion Shares involves a high degree of risk. Narrow Road has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Conversion Shares.

5.4 Restricted Securities. Narrow Road understands that the Conversion Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein. Narrow Road understands that the Conversion Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, they must hold the Conversion Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Narrow Road acknowledges that the Company has no obligation to register or qualify the Conversion Shares. Narrow Road further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Conversion Shares, and on requirements relating to the Company which is outside of Narrow Road’s control, and which the Company is under no obligation and may not be able to satisfy.

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5.5 Legends. Narrow Road understands that the Conversion Shares and any securities issued in respect of or exchange for the Conversion Shares, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Conversion Shares.

5.6 Accredited Investor. Narrow Road is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.7 Reliance on Exemptions. Narrow Road understands that the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and its compliance with, the representations, warranties, agreements, acknowledgments and understandings of Narrow Road set forth herein in order to determine the availability of such exemptions and the eligibility of Narrow Road to acquire the Conversion Shares.

6. Miscellaneous.

6.1 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

6.2 Choice of Law. This Agreement has been executed, delivered and accepted in, and shall be deemed to have been made in, New York and shall be governed by and construed and enforced in accordance with the Laws of the State of New York.

6.3 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR ANY PROCEEDING TO WHICH THE COMPANY OR ANY PARTY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR ANY PARTY.

6.4 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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6.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic (“pdf” or “tiff”) format shall be effective as delivery of a manually executed counterpart to this Agreement or electronic signatures, if applicable.

6.6 Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, extended, restated, amended and restated, modified, supplemented or terminated except pursuant to an agreement or agreements in writing entered into pursuant to Section 5 of the Promissory Note. No such waiver, amendment, extension, restatement, amendment and restatement, modification, supplement or termination shall be binding upon Company, except with its prior written consent.

6.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and by the respective permitted successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

6.8 Fees and Expenses. On the Closing Date, each Party shall each pay its own fees and expenses, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

6.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.10 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations, warranties, covenants and agreements of the Company and Narrow Road contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Narrow Road Capital Ltd.

By:	/s/ William Hodson
Name:	William Hodson
Title:	Director

XCF Global, Inc.

By:	/s/ Harvey Schnitzer
Name:	Harvey Schnitzer
Title:	Chief Financial Officer

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